EXHIBIT 11
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

                    THE DELTONA CORPORATION AND SUBSIDIARIES

                COMPUTATION OF NET INCOME (LOSS) PER COMMON SHARE

                                                                 Years Ended
                                             December 31,  December 31,  December 31,  December 31,  December 31,
                                                1999          1998          1997          1996          1995
                                             ------------  ------------  ------------  -----------   -----------


Computation of primary income (loss)
   per common share(a):

Loss before extraordinary item......         $    (367)    $  (2,591)    $  (1,326)    $   (1,227)   $   (2,905)
                                             =========     =========     =========     ==========    ==========

Net income (loss)...................         $    (367)    $  (2,591)    $  (1,326)    $     (896)   $   (2,203)
                                             =========     =========     =========     ==========    ==========

Net income (loss) applicable
  to common stock...................         $    (367)    $  (2,591)    $  (1,326)    $     (896)   $   (2,203)
                                             =========     =========     =========     ==========    ==========

Total weighted average common shares
  outstanding.......................            13,544        13,544         6,754          6,730         6,699
                                             =========     =========     =========     ==========    ==========


Per Common Share Data:
  Loss before extraordinary items           $    (.03)     $    (.19)    $    (.20)    $    (.18)    $     (.43)
                                            =========      =========     =========     ==========    ==========


  Net income (loss).................        $    (.03)     $    (.19)    $    (.20)    $    (.13)    $     (.33)
                                            =========      =========     =========     ==========    ==========


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------------------------

            (a) Earnings per common share assuming full dilution was approximately the same for all periods.

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